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                  GLOBE BUSINESS RESOURCES, INC.
         EXHIBIT 23 - CONSENTS OF EXPERTS AND COUNSEL


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-99894) of Globe
Business Resources, Inc. of our report dated July 26, 1996 relating to the financial statements of Interim Quarters, Inc. as of December 31, 1995 and for the year then ended, which appears in the Current Report on Form 8-K/A of Globe Business Resources,
Inc. dated June 13, 1996.



PRICE WATERHOUSE LLP
Dallas, Taxes
August 26, 1996